Exhibit 5.2

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

April 7, 2023
Troika Media Group, Inc.
25 West 39th Street, 6th Floor
New York, New York 10018

RE:	REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
We have acted as special New York counsel to Troika Media Group, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of (i) debt securities of the Company (the “Debt Securities”) to be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and a trustee to be appointed by the Company (the “Trustee”), (ii) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iv) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”) pursuant to a depositary agreement (the “Depositary Agreement”), (v) warrants representing rights to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”), (vi) purchase contracts representing rights or obligations to purchase or sell Debt Securities, Common Stock, Preferred Stock or other securities (the “Purchase Contracts”), (vii) subscription rights to purchase Common Stock, Preferred Stock, Warrants, Debt Securities, or units consisting of some or all of these securities (the “Subscription Rights”) pursuant to one or more subscription agreements (“Subscription Agreements”) and (viii) units comprising two or more of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts or Subscription Rights. In this opinion, units comprising two or more of Debt Securities, Depositary Shares, Warrants, Purchase Contracts or Subscription Rights are referred to as the “Units” and, together with the Debt Securities, the Depositary Shares, the Warrants, the Purchase Contracts and the Subscription Rights, the “Securities”. The Securities being registered under the Registration Statement will have an aggregate initial offering price of up to $150,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
BRUSSELS     CHICAGO     FRANKFURT     HOUSTON     LONDON     LOS ANGELES     MILAN
NEW YORK     PALO ALTO     PARIS     ROME     SAN FRANCISCO     WASHINGTON

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Troika Media Group, Inc.

In rendering the opinions expressed below, we have (a) relied on an opinion of Brownstein Hyatt Farber Schreck, LLP (“BHFS”), Nevada counsel to the Company, as to matters of Nevada law, and (b) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. As to all questions of fact material to our opinions set forth below, we have relied without independent check or verification upon certificates of Company, its subsidiaries, and their respective officers, employees, agents and representatives; and certificates of public officials.
In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the due authorization, execution and delivery of the Indenture, any depositary receipts evidencing Depositary Shares (“Depositary Receipts”) or Depositary Agreements, any Warrants or Warrant Agreements, any Purchase Contracts and any Subscription Rights or Subscription Agreements by the Company, except to the extent (if any) that such due execution and delivery are governed by New York law, (vi) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vii) the due authorization, execution and delivery of the Indenture by the Trustee and (viii) the enforceability of the Indenture against the Trustee.
Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:
1.    When (i) the terms, and the execution and delivery, of the Indenture relating to any Debt Securities has been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee thereof (the “Board of Directors”), (ii) the Indenture has been duly executed and delivered by the Company and the Trustee and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (iii)(a) the terms of the Debt Securities and their issuance and sale and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of such Debt Securities have been duly established in accordance with the Indenture and any supplemental indenture relating to such Debt Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the supplemental indenture in respect of such Debt Securities has been duly executed and delivered and (v) such Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Indenture and any supplemental indenture and any underwriting agreement, Warrants or Warrant Agreements, Purchase Contracts, Subscription Rights or Subscription Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, such Debt Securities will be validly issued and will constitute valid and

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binding obligations of the Company enforceable against the Company in accordance with their terms.
2.    When (i) the terms, and the execution and delivery, of the Depositary Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Depositary Agreement and the Depositary Receipts have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Depositary Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) the Preferred Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable and have been deposited with the Depositary under the applicable Depositary Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts evidencing the Depositary Shares (including any Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.
3.    When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Company has reserved for issuance upon exercise of the Warrants the aggregate amount of underlying securities for which the Warrants are exercisable and (v) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement, underwriting agreement, Subscription Rights or Subscription Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

April 7, 2023
Troika Media Group, Inc.

4.    When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Company has reserved for issuance upon performance of the Purchase Contracts the aggregate amount of underlying securities issuable pursuant to the Purchase Contracts and (iv) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.    When (i) the terms, and the execution and delivery, of the Subscription Rights and any Subscription Agreement or Subscription Agreements relating to the Subscription Rights and the terms of the issuance and sale of the Subscription Rights and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Subscription Agreement or Subscription Agreements relating to the Subscription Rights have been duly executed and delivered by the Company and such agent as shall have been duly appointed by the Company, (iii) the terms of the Subscription Rights have been established in accordance with the applicable Subscription Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Company has reserved for issuance upon exercise of the Subscription Rights the aggregate amount of underlying securities for which the Subscription Rights are exercisable and (v) the Subscription Rights or certificates representing the Subscription Rights have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Subscription Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.    When (i) the terms of the Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii)(a)(1) the Indenture relating to any Debt Securities that form a part of the Units has been duly authorized, executed

April 7, 2023
Troika Media Group, Inc.

and delivered by the Company and the Trustee as contemplated in paragraph 1 above, and (2) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 above, (b)(1) the Depositary Agreement relating to the Depositary Shares that form a part of the Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 2 above, and (2) the Preferred Stock has been duly authorized, executed, authenticated, issued and delivered, (c) the Warrants that form a part of the Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 3 above, (d) the Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 4 above or (e) the Subscription Rights that form a part of the Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 5 above and (iv) the certificates representing the Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Purchase Contract, underwriting agreement, Subscription Rights or Subscription Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, assuming the valid issuance of the Common Stock, Preferred Stock or the Depositary Shares forming part of the Units as to which BHFS is issuing their separate opinion referred to above, the Units will be validly issued.
The foregoing opinions are also subject to the following assumptions, qualifications and exceptions:
Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.
We are members of the bar of the State of New York, and the opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States as in effect on the date of this opinion typically applicable to agreements comparable to those described herein and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.
We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated in the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part of thereof and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby admit that we are in the category of

April 7, 2023
Troika Media Group, Inc.

persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP